Exhibit 10.43

September 3, 2002

Via Telecopy

U.S.I. Holdings Corporation
50 California Street, 24th Floor
San Francisco, California 94111
Attn: Ernest J. Newborn, II, General Counsel

Re: CBCA Inc./U.S.I. Holdings Corporation Amendment to Stock Purchase Agreement

Dear Mr. Newborn:

Reference is made to the Stock Purchase Agreement made and entered into as of April 1, 2002, among CBCA Inc., a Delaware corporation (“CBCA”), U.S.I. Holdings Corporation, a Delaware corporation (“USIH”), USI Insurance Services Corp., a Delaware corporation and a wholly owned subsidiary of USIH (“USIIS”), USI Care Management, Inc., a New York corporation and a wholly owned subsidiary of USIIS, Texas Professional Administrators, Inc., a Texas corporation and a wholly owned subsidiary of USIIS (“TPAI”), and USI Prescription Benefits Management Co., a Connecticut corporation and a wholly owned subsidiary of USIIS (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

The second sentence of Article I, Section 1.7(e) of the Purchase Agreement is hereby amended to read in its entirety as follows: “Working Capital Excess” shall mean $1,850,000.00.

The parties agree that CBCA shall have no further obligation to deliver an Effective Date Balance Sheet.

The parties agree that USIH shall have the right to any cash collected in excess of an aggregate of $1,000,000 on all Company accounts receivable balances, which were billed and on the closing balance sheet as of March 31, 2002 that remained uncollected as of July 31, 2002. CBCA agrees to use commercially reasonable efforts to collect these outstanding balances. Payment to USIH of any cash collected in excess of an aggregate of $1,000,000 shall be made on the date which is five (5) days after the sixtieth (60th) day following the one year anniversary of the Closing Date.

In addition, the parties agree that this amendment may be signed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

Please indicate the consent of USIH and USIIS to this amendment by returning to the undersigned a copy of this letter signed below on behalf of USIH and USIIS.

Sincerely,

CBCA INC.

/s/    William K. Thorpe
William K. Thorpe
Chief Financial Officer

Signatures on following page:

U.S.I. Holdings Corporation
September 3, 2002

Acknowledged and agreed:

U.S.I. HOLDINGS CORPORATION		U.S.I. INSURANCE SERVICES CORP.

By:	/s/ David Eslick	By:	/s/ Edward J. Bowler
	Name: David Eslick Title: President & CEO		Name: Edward J. Bowler Title: Treasurer

cc:	Donald Archer, Esq., Steinhart & Falconer, LLP David R. King, Esq., Wilson Sonsini Goodrich & Rosati, Professional Corporation